SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                              BULL RUN CORPORATION
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                              BULL RUN CORPORATION
                            4370 Peachtree Road, N.E.
                             Atlanta, Georgia 30319




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS




             The Annual Meeting of Shareholders of Bull Run Corporation, a Georgia corporation (the "Company"), will be held at the offices of the Company, 4370 Peachtree Road, N.E., Atlanta, Georgia, on May 6, 1998 at 9:00 A.M. (local time) for the following purposes:

             1.  to elect directors;

             2. to approve an amendment to the Company's 1994 Long Term Incentive Plan in order to increase the total number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares to an aggregate of 3,500,000 shares of Common Stock;

             3. to consider and act upon a proposal to confirm the appointment of Ernst & Young LLP as the independent auditors of the Company for the year ending December 31, 1998; and

             4. to transact any such other business as may properly come before the meeting or any adjournment or adjournments thereof.

             The Board of Directors has fixed the close of business on March 6, 1998 as the record date for determining shareholders entitled to notice of and to vote at the meeting.

                                   By Order of the Board of Directors
                                   ROBERT S. PRATHER, JR.
                                   President

April 3, 1998

--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT


PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY
               IN THE ENCLOSED SELF-ADDRESSED, STAMPED ENVELOPE.

                              BULL RUN CORPORATION
                            4370 Peachtree Road, N.E.
                             Atlanta, Georgia 30319


                                 PROXY STATEMENT

General Information

     This Proxy Statement is being furnished to the shareholders of Bull Run Corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of shareholders (the "Annual Meeting") of the Company to be held on May 6, 1998 at 9:00 a.m., local time, at the offices of the Company, 4370 Peachtree Road, N.E., Atlanta, Georgia and any adjournment or adjournments thereof. This Proxy Statement, the attached Notice, and the enclosed proxy card are first being mailed to shareholders of the Company on or about April 3, 1998.


Voting and Proxies

     The Board of Directors of the Company has fixed the close of business on March 6, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of common stock, $.01 par value (the "Common Stock"), of the Company at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. At the close of business on such date, there were 22,090,223 shares of Common Stock outstanding.

     Each holder of record of shares of Common Stock on the record date is entitled to cast one vote per share, in person or by properly executed proxy, on any matter that may properly come before the Annual Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the shares of Common Stock outstanding on the record date is necessary to constitute a quorum at the Annual Meeting. Shares represented by proxies that withhold authority to vote for a nominee for director or indicate an abstention or a "broker non-vote" (i.e., shares represented at the Annual Meeting held by brokers or shareholder nominees as to which (i) instructions have not been received from the beneficial owners thereof or persons entitled to vote such shares and (ii) the broker or nominee does not have discretionary voting power on a particular matter with respect to such shares) will count as shares present and entitled to vote for purposes of obtaining a quorum. The affirmative vote of the holders of a plurality of the shares of Common Stock present and voting, represented in person or by properly executed proxy, at the Annual Meeting is required to elect directors. The affirmative vote of the holders of a majority of the shares of Common Stock present and voting represented in person or by properly executed proxy, at the Annual Meeting is required to approve the amendment to the 1994 Long Term Incentive Plan and confirm the appointment of Ernst & Young LLP as the independent auditors of the Company for the year ending December 31, 1998.

Proxy Voting, Revocation, and Abstentions

     All proxies received pursuant to this solicitation will be voted except as to matters where authority to vote is specifically withheld and, where a choice is specified as to the proposal, they will be voted in accordance with such specification. If no instructions are given, the persons named in the proxy solicited by the Board of Directors of the Company intend to vote for the election of directors listed herein, for the approval of the proposed amendment to the 1994 Long Term Incentive Plan, and for the confirmation of the appointment of Ernst & Young LLP as the independent auditors of the Company. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate.

     The Board of Directors does not know of any matters, other than the matters described in this Proxy Statement, which are expected to be presented for consideration at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, the persons named in the accompanying proxy will have discretion to vote on such matters in accordance with their best judgment.

     Shareholders who execute proxies may revoke them by giving written notice to the Secretary of the Company at any time before such proxies are voted. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless the shareholder so attending, in writing, so notifies the Secretary of the Annual Meeting at any time prior to the voting of the proxy.

Solicitation

     Proxies are being solicited by and on behalf of the Company's Board of Directors. The Company will bear the expenses of this solicitation, including the expenses of preparing, printing, and mailing this Proxy Statement. In addition to solicitation by mail, directors, officers, and regular employees of the Company (who will not specifically be compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries to forward proxies and proxy material to their principals, and the Company will reimburse them for their expenses. Mackenzie Partners, Inc. will be paid approximately $3,000, plus out-of-pocket expenses, to solicit and tabulate proxies for the Company.

                             PRINCIPAL STOCKHOLDERS

     Information regarding persons or groups known by the Company to be the beneficial owners of more than five percent of the outstanding shares of the Common Stock as of January 31, 1998 is shown in the following table. Information concerning such security holdings has been furnished by the holders thereof to the Company.

                                                                Amount and
           Name and Address of                                   Nature of
            Beneficial Owner                                 Beneficial Ownership            Percent of Class
            ----------------                                 --------------------            ----------------

         Robert S. Prather, Jr.(1)                                  2,910,598(2)(3)                  13.0%
         J. Mack Robinson(1)                                        6,369,656(3)(4)                  28.8%
         Robinson-Prather Partnership(1)                            2,660,598(3)                     12.7%
         Harriett J. Robinson(1)                                    6,369,656(3)(4)                  28.8%
         Harriett J. Robinson, Trustee
            Robin M. Robinson Trust(1)                              3,060,598(3)                     13.9%
         Harriett J. Robinson, Trustee
            Jill E. Robinson Trust(1)                               3,065,598(3)                     13.9%
         Gulf Capital Services, Ltd.(1)                             2,660,598(3)                     12.0%
         James W. Busby(5)                                          2,841,862(5)                     12.7%
         Samuel R. Shapiro(6)                                       2,135,300(6)                      9.7%
         Shapiro Capital Management Company, Inc.(6)                2,060,300(6)                      9.3%
         Hilton H. Howell, Jr.(1)                                   1,650,000(7)                      7.4%

(1) The address of each of these shareholders is 4370 Peachtree Road, N.E., Atlanta, Georgia 30319.

(2) Includes 250,000 shares which Mr. Prather has the right to acquire through the exercise of currently exercisable options.

(3) Includes 2,660,598 shares owned by Robinson-Prather Partnership. Robinson-Prather Partnership is a Georgia general partnership, the general partners of which are Robert S. Prather, Jr., President, Chief Executive Officer, and a director of the Company; J. Mack Robinson, a director of the Company; Harriett J. Robinson (the wife of Mr. Robinson); Harriett J. Robinson, as trustee for Robin M. Robinson Trust (the "RMR Trust"); Harriett J. Robinson, as trustee for Jill E. Robinson Trust (the "JER Trust"); and Gulf Capital Services, Ltd. The partnership agreement for Robinson-Prather Partnership provides that Messrs. Prather and Robinson have the exclusive control of the day-to-day operations of the partnership, including the power to vote or dispose of the shares of Common Stock owned by Robinson-Prather Partnership. Each general partner disclaims beneficial ownership of the shares of Common Stock owned by Robinson-Prather Partnership, except to the extent of his pecuniary interest in such shares of Common Stock, which is less than the amount disclosed.

(4)  Includes as to each of J. Mack Robinson and his wife, Harriett J. Robinson:
     1,071,058 shares owned directly by Mr. Robinson; 233,000 shares owned directly by Mrs. Robinson; 50,000 shares which Mr. Robinson has the right to acquire through the exercise of currently exercisable options; 400,000 shares owned directly by the RMR Trust and 405,000 shares owned directly by the JER Trust, of each of which Mrs. Robinson is the trustee; and an aggregate of 1,550,000 shares owned by Delta Fire & Casualty Insurance Co. ("Delta Fire"), Delta Life Insurance Company ("Delta Life"), Bankers Fidelity Life Insurance Co. ("Bankers Fidelity Life"), and Georgia Casualty & Surety Co. ("Georgia Casualty"), Georgia corporations of each of which Mr. Robinson is Chairman of the Board, President and/or principal shareholder (or the subsidiaries of the same). Each of Mr. and Mrs. Robinson disclaims beneficial ownership of the shares of Common Stock owned by the RMR Trust, the JER Trust, Delta Fire, Delta Life, Bankers Fidelity Life, Georgia Casualty, and each other.

(5) Includes an aggregate of 62,044 shares owned by Mr. Busby's two children and 225,000 shares which Mr. Busby has the right to acquire through the exercise of currently exercisable options. The address for Mr. Busby is 19 East Atlanta Street, Wrightsville Beach, North Carolina 28480.

(6) Based on Schedule 13G dated December 10, 1997, the address for Mr. Shapiro and Shapiro Capital Management Company, Inc., a Georgia corporation ("Shapiro Capital Management"), is 3060 Peachtree Road, N.W., Atlanta, Georgia 30305. The Schedule 13G reports that Mr. Shapiro is the president, director and majority shareholder of Shapiro Capital Management, which reported sole voting and depositive power for 1,683,900 shares of Common Stock. Additionally, the Schedule 13G reported sole voting and depositive power for 376,400 shares owned by The Kaleidoscope Fund, LP, a Georgia limited partnership, and 75,000 shares owned by Mr. Shapiro's wife. Shapiro Capital Management is an investment adviser under the Investment Advisers Act of 1940, having the authority to direct the investments of its advisory clients. Mr. Shapiro disclaims beneficial ownership of all securities reported herein by Shapiro Capital Management.

(7) Represents 100,000 shares which Mr. Howell has the right to acquire through the exercise of currently exercisable options; and an aggregate of 1,550,000 shares owned by Delta Fire, Delta Life, Bankers Fidelity Life and Georgia Casualty, Georgia corporations of each of which Mr. Howell is Executive Vice President. Mr. Howell is married to Robin M. Howell, Mr. Robinson's daughter and a beneficiary of the RMR Trust, which is a general partner of Robinson-Prather Partnership. Mr. Howell disclaims beneficial ownership of the shares of Common Stock owned by Delta Fire, Delta Life, Bankers Fidelity Life, Georgia Casualty, Robinson-Prather Partnership and the RMR Trust.

     Except as noted in the footnotes above, (i) none of such shares is known by the Company to be shares with respect to which such beneficial owner has the right to acquire beneficial ownership and (ii) the Company believes that the beneficial owners above have sole voting and investment power regarding the shares shown as being beneficially owned by them.

                              ELECTION OF DIRECTORS

General
     At the Annual Meeting, five directors are to be elected to hold office (subject to the Company's by-laws) until the next annual meeting of shareholders and until their successors have been elected and qualified. In case any nominee listed in the table below should be unavailable for any reason, which management has no reason to anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by management prior to or at the Annual Meeting or, if no substitute is selected by management prior to or at the Annual Meeting, for a motion to reduce the membership of the Board to the number of nominees available. Set forth below is certain information concerning each of the nominees.

                                                                                                     Amount and Nature
                                                                                                       of Beneficial
                                        Principal Occupation During the Past         Year First        Ownership of        Percent
                                        Five Years, Any Office Held with the          Elected       Common Stock as of       of
Name                      Age             Company, and Other Directorships           a Director      January 31, 1997       Class
----                      ---             --------------------------------           ----------      ----------------       -----

J. Mack Robinson         74     Chairman of the Board since 1994 and Secretary          1992        6,369,656(1)(2)(3)      28.8%
                                and Treasurer of the Company in 1994; Chairman
                                of the Board and President of Delta Life since
                                1958; President of Atlantic American
                                Corporation, an insurance holding company, from
                                1988 to 1995, and Chairman of the Board of
                                Atlantic American Corporation since 1974;
                                director of Gray Communications Systems, Inc.
                                ("Gray "), a media company; President and Chief
                                Executive Officer of Gray since 1996; director
                                emeritus of Wachovia Corporation

Gerald N. Agranoff       51     General counsel to and a general partner of Plaza       1990            125,000(1)           (4)
                                Securities Company and Edelman Securities Company,
                                L.P. (investment firms), having been affiliated
                                with such companies since 1982; Vice President,
                                General Counsel and a director of Datapoint
                                Corporation (a hardware and software sales and
                                services company); director of Canal Capital
                                Corporation, Atlantic Gulf Communities
                                Corporation and American Energy Group, Ltd.

James W. Busby           43     Retired; President of Datasouth Computer Corporation    1994          2,841,862(1)(5)       12.7%
                                ("Datasouth"), a subsidiary of the Company, from 1984
                                to 1997; one of the founders of Datasouth in 1977, serving as Secretary from 1977 until 1984

Hilton H. Howell, Jr.    36     Vice President and Secretary of the Company since       1994          1,650,000(1)(6)       7.4%
                                1994; President and Chief Executive Officer of Atlantic


                                American Corporation since 1995 and Executive Vice
                                President  from 1992 to 1995; Executive Vice President
                                and General Counsel of Delta Life and Delta Fire since
                                1991; director of Gray

Robert S. Prather, Jr.   53     President and Chief Executive Officer of the Company    1992          2,910,598(1)(2)       13.0%
                                since 1992; director of Gray since 1993 and Executive
                                Vice President-Acquisitions since 1996; director of
                                The Morgan Group, Inc.; director of Rawlings
                                Sporting Goods Company, Inc.

(1) Includes, as to Mr. Agranoff, 85,000 shares of Common Stock; as to Mr. Prather, 250,000 shares of Common Stock; as to Mr. Robinson, 50,000 shares of Common Stock; as to Mr. Busby, 225,000 shares of Common Stock; and as to Mr. Howell, 100,000 shares of Common Stock; which each had the right to acquire through exercise of currently exercisable options.

(2) Includes 2,660,598 shares owned by Robinson-Prather Partnership. Robinson-Prather Partnership is a Georgia general partnership, the general partners of which are Robert S. Prather, Jr., President, Chief Executive Officer, and a director of the Company; J. Mack Robinson, a director of the Company; Harriett J. Robinson (the wife of Mr. Robinson); Harriett J. Robinson, as trustee for the RMR Trust; Harriett J. Robinson, as trustee for the JER Trust; and Gulf Capital Services, Ltd. The partnership agreement for Robinson-Prather Partnership provides that Messrs. Prather and Robinson have the exclusive control of the day-to-day operations of the partnership, including the power to vote or dispose of the shares of Common Stock owned by Robinson-Prather Partnership. Each of Messrs. Robinson and Prather disclaims beneficial ownership of the shares of Common Stock owned by Robinson-Prather Partnership, except to the extent of his pecuniary interest in such shares of Common Stock, which is less than the amount disclosed.

(3) Includes: 1,071,058 shares owned directly by Mr. Robinson; 233,000 shares owned directly by Harriett J. Robinson, Mr. Robinson's wife; an aggregate of 400,000 shares owned directly by the RMR Trust and 405,000 shares owned directly by the JER Trust, of each of which Mrs. Robinson is the trustee; and an aggregate of 1,550,000 shares owned by Delta Fire, Delta Life, Bankers Fidelity Life and Georgia Casualty, of each of which Mr. Robinson is Chairman of the Board, President and/or principal stockholder (or the subsidiaries of the same). Each of Mr. and Mrs. Robinson disclaims beneficial ownership of the shares of Common Stock owned by the RMR Trust, the JER Trust, Delta Fire, Delta Life, Bankers Fidelity Life, Georgia Casualty, and each other.

(4) Less than 1%.

(5)  Includes an aggregate of 62,044 shares owned by Mr. Busby's two children.

(6) Represents an aggregate of 1,550,000 shares owned by Delta Fire, Delta Life, Bankers Fidelity Life, and Georgia Casualty, of each of which Mr. Howell is Executive Vice President. Mr. Howell is married to Robin M. Howell, Mr. Robinson's daughter and a beneficiary of the RMR Trust, which is a general partner of Robinson-Prather Partnership. Mr. Howell disclaims beneficial ownership of the shares of Common Stock owned by Delta Fire, Delta Life, Bankers Fidelity Life, Georgia Casualty, Robinson-Prather Partnership, and the RMR Trust.

     Except as noted in the footnotes above, (i) none of such shares is known by the Company to be shares with respect to which such beneficial owner has the right to acquire such shares and (ii) the Company believes that the beneficial holders listed above have sole voting and investment power regarding the shares shown as being beneficially owned by them.

     As of January 31, 1998, all directors and executive officers of the Company as a group (six persons) owned 9,750,195 shares of Common Stock, representing 42.7% of the outstanding shares (including 764,000 shares purchasable on or within 60 days from such date pursuant to the exercise of stock options).

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock, to file with the Securities and Exchange Commission initial reports of ownership (Form 3) and reports of changes in ownership (Forms 4 and 5) of Common Stock.

     To management's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the year ended December 31, 1997 all Section 16(a) filing requirements applicable to the Company's officers, directors, and greater than ten percent beneficial owners were met.

Board Committees and Membership

     The Company's Board of Directors has an Audit Committee, the purpose of which is to review and evaluate the results and scope of the audit and other services provided by the Company's independent auditors, as well as the Company's accounting principles and system of internal accounting controls, and to review and approve any transactions between the Company and its directors, officers, or significant shareholders. The Audit Committee held one meeting during 1997. The members of the Audit Committee are Messrs. Agranoff and Busby.

    The Company's Board of Directors has a Management Compensation and Stock Option Committee, the purpose of which is to set the compensation of the Company's President and Chief Executive Officer and other executive officers and to review executive job performance, as well as the overall management compensation program. The Compensation and Stock Option Committee held one meeting in 1997, and its members are Messrs. Agranoff, Busby and Robinson.

     The Company does not have a nominating committee. The Board of Directors held three meetings during 1997. During 1997, each of the directors standing for election attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of all committees of the Board on which such director served.

Directors' Compensation

     Robert S. Prather, Jr. a director who is also an employee of the Company, receives no fees for his services as a director. Directors who are not employees of the Company or its subsidiaries are paid a fee of $2,250 per quarter for their services as directors and are reimbursed for their expenses for each meeting attended. Directors who are not officers or employees of the Company or its subsidiaries are eligible to receive stock options under the Company's Non-Employee Directors' 1994 Stock Option Plan (the "1994 Non-Employee Directors' Plan"). In each of 1997 and 1996, each of Mr. Alex C. Ritchie (a former director who resigned June 30, 1997) and Mr. Agranoff, a director of the Company, was granted an option to purchase up to 5,000 shares of Common Stock at an exercise price of $2.38 and $2.44 per share, respectively, (the market value of the Common Stock on the date of grant) under the 1994 Non-Employee Directors' Plan. In 1996, each of Messrs. Howell, Prather, and Robinson, directors of the Company, was granted an option under the 1994 Incentive Plan to purchase up to 75,000 shares, 300,000 shares, and 150,000 shares of Common Stock, respectively, at an exercise price of $2.44, $2.68 and $2.68 per share, respectively, the market value of the Common Stock on the date of grant (except for Messrs. Prather and Robinson, whose exercise price is equal to 10% above such market value).

Executive Compensation

     The following table summarizes the compensation earned by the Company's President and Chief Executive Officer and the other executive officers who earned $100,000 or more for the year ended December 31, 1997 (the "named executive officers").


                           SUMMARY COMPENSATION TABLE


                                                                                                Long Term Compensation
                                                                                                        Awards
                                                                                                      Securities
                                                                                                      Underlying
                                                        Annual Compensation              Restricted     Options        All Other
Name and Principal Position                        Year       Salary       Bonus        Stock Awards    SARs(#)      Compensation
---------------------------                        ----       ------       -----        ------------    -------      ------------

Robert S. Prather, Jr., President and              1997      $332,018    $100,000             -            -          $9,500 (1)
   Chief Executive Officer of the Company          1996      $299,240    $125,000             -     300,000 shares    $9,000 (1)
                                                   1995      $266,538    $100,000             -            -          $9,000 (1)

Frederick J. Erickson, Vice President              1997      $112,831     $12,626             -            -          $7,854 (1)
   Finance of the Company and                      1996      $100,005     $30,063             -            -          $7,385 (1)
   Executive Vice President of Datasouth           1995      $ 96,231     $33,086             -            -          $6,747 (1)


(1) Consists of employer contributions to the defined contribution returement plan.


     There were no grants of options by the Company to a named executive officer during the year ended December 31, 1997; however, the expiration date on Mr. Prather's option for 75,000 shares under the 1987 Non-Qualified Stock Option Plan was extended from November 4, 1997 to November 4, 2002. In 1997, options for 135,000 shares were granted to all employees as a group.

The following table sets forth certain information concerning unexercised options held by the named executive officers as of December 31, 1997. No stock options were exercised by the named executive officers during the year ended December 31, 1997.



                                      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                             AND FISCAL YEAR-END OPTION VALUES

                                                                                                    Value of
                                                                                                  Unexercisable        Exercisable
                                  Exercisable    Unexercisable   Exercise     Closing Price       In-the-Money        In-the-Money
       Name                         Options         Options        Price        @12/31/97            Options             Options
       ----                         -------         -------        -----        ---------            -------             -------
 Robert S. Prather, Jr.              75,000                       $  0.75        $  3.84            $                   $232,031
                                     75,000                       $  1.48        $  3.84                                 177,422
                                    100,000         200,000       $  2.68        $  3.84             232,500             116,250
                                    -------         -------                                         --------            --------
                                    250,000         200,000                                         $232,500            $525,703

Frederick J. Erickson                54,000          18,000       $  0.88        $  3.84            $ 53,437            $160,312

Long Term Incentive Plans

     Under the Company's 1994 Long Term Incentive Plan (the "1994 Incentive Plan"), 2,500,000 shares of Common Stock are currently reserved for issuance as restricted stock awards and for issuance upon the exercise of stock options and stock appreciation rights. See "Amendment to the 1994 Long Term Incentive Plan." As of December 31, 1997, options to purchase a total of 1,637,000 shares were issued and outstanding under the 1994 Incentive Plan with prices ranging from $.88 to $2.68 per share. Of the 1,637,000 shares issuable upon the exercise of outstanding options, 962,000 vest in 20% annual increments beginning one year following date of grant and are exercisable over a period not to exceed five to 10 years; 525,000 vest in annual increments of 175,000 each, beginning one year following the date of grant, and expire in annual increments of 175,000 beginning three years following the date of grant; and the remaining 150,000 were fully vested at the date of grant. Options to purchase 183,000 shares were exercised in 1997 and options for 30,000 shares were forfeited due to employee terminations.

     The Company's 1987 Non-Qualified Stock Option Plan terminated in 1992. There are currently outstanding options granted pursuant to such plan to purchase 75,000 shares of Common Stock at an exercise price of $.75 per share.

Employee Incentive Plans

     The Company's wholly-owned subsidiary, Datasouth, has employee incentive plans covering substantially all Datasouth employees. Payments, if any, made to individual employees pursuant to these plans, will vary from year to year as they will be based on "defined operating profits" (income before income taxes, investment income, and interest income/expense) of Datasouth. The plans include one for certain key employees (see "Summary Compensation Table") and one for all other eligible employees. Total incentive plan compensation was approximately $15,000 in 1997.

     The incentive pool for the plan covering certain key employees is calculated as a percentage (8.5% in 1997) of "defined operating profits" (as defined above) less the incentive pool referred to above.

Employment Arrangements

     Robert S. Prather, Jr. is a party to an employment agreement with the Company expiring in December 1999. Mr. Prather's agreement provides that he will serve as President and Chief Executive Officer of the Company at an annual salary of $325,000, subject to increase at the discretion of the Board of Directors.

     Datasouth has entered into an agreement dated March 31, 1997 with Frederick
J. Erickson, Datasouth's Executive Vice President - Finance & Administration, Chief Financial Officer, Treasurer, and Secretary. The agreement is for a term of three years and obligates Datasouth to pay Mr. Erickson 100% of his annual base salary for a 12-month period in the event employment is terminated within 12 months of a "Change of Control" of Datasouth, as defined in the agreement. Furthermore, the agreement obligates Datasouth to continue to provide medical and dental benefits and life insurance coverage to Mr. Erickson for a period of one year following termination.

              REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

     The Company's executive compensation program is administered by the Management Compensation and Stock Option Committee of the Board of Directors (the "Compensation Committee"), a committee currently composed of Gerald N. Agranoff, James W. Busby, and J. Mack Robinson, all of whom are non-employee directors. The Compensation Committee makes recommendations to the Board of Directors concerning the overall philosophy of the Company's executive compensation program, which consists of base salaries, annual incentives, and long-term incentives, and makes determinations with respect to the grant of incentive awards, stock options, and restricted stock awards to the executive officers and certain employees of the Company and its subsidiaries.

     Executive Compensation Philosophy. The Company's executive compensation program is designed to attract, retain, and motivate qualified executive personnel by recognizing and rewarding their accomplishments in support of the Company and its subsidiaries' businesses. The Compensation Committee's approach to structuring the total compensation package emphasizes base salary and annual incentive opportunities, along with significant long-term incentive opportunities that strongly link executive rewards to long-term shareholder value creation. The Company does not provide any significant executive perquisites as part of this total compensation package.

     Competitive Market Reviews. Each year the Compensation Committee reviews the Company's executive compensation philosophy and the effectiveness and competitiveness of key executive compensation programs. The Compensation Committee determines what changes, if any, are appropriate in the compensation programs for the following year. In conducting this annual review, the Compensation Committee may use salary surveys, reports and other data prepared by independent compensation consultants, although it did not do so in 1997.

     Components of the Executive Compensation Program. The Compensation Committee's policy for determining an executive's base salary, annual incentive award, and long-term incentive compensation is based on the responsibility of such executive, his impact on the operations and profitability of the Company or of the business unit for which such executive has operating responsibility, and the knowledge and experience of such executive. The following describes the various factors affecting the Compensation Committee's decisions relating to each component of the Company's executive compensation package:

                  Base Salary. Base salary is intended to provide compensation equal to the average compensation levels at comparable companies for equivalent positions. Although the Compensation Committee believes that its compensation structure is similar to that of other comparable companies, it did not specifically compare such structure with that of other companies in 1997.

                  Annual Incentive Awards. Each executive officer is eligible to receive an annual cash incentive award. The amount of the award, like the base salary level, is set with reference to competitive conditions and, in addition, the determination of the Compensation Committee as to the individual's responsibility, knowledge, and experience, and his contribution to the Company or the business unit for which the individual is responsible. Since these determinations are subjective in nature, the Compensation Committee does not assign relative weights thereto. In 1997, the annual incentive award for Messrs. Prather (President and Chief Executive Officer) and Erickson (Vice President - Finance) represented 30% and 11%, respectively, of their base salaries.

                  Long-Term Incentive Compensation. The Company's long-term incentive compensation program is designed to provide equity awards, which are intended to be directly related to the creation of value for the Company's shareholders. Long-term incentive compensation consists principally of stock options which generally vest over a period of three to five years. The principal purpose of the long-term incentive compensation program is to reward the Company's executives for enhancing the value of the Company and, hence, the price of the Common Stock and, therefore, shareholders' return. Additionally, this component of the compensation program (through deferred vesting) is designed to create an incentive for the individual to remain with the Company. During 1997, no options were granted to the executive officers of the Company, because such officers had received stock option grants in previous years.

                  Benefits. The Company offers basic benefits, such as medical, life, and disability insurance, which the Company believes are comparable to those provided by other companies similar to the Company. The Company does not have an executive retirement plan nor does it provide other benefits, such as country club memberships, financial counseling, or supplemental medical plans.

     Chief Executive Officer. Mr. Prather's base salary for 1997 was set in accordance with his employment agreement and the amount of his annual incentive award for 1997 was based on the philosophy and programs described above. The 1997 annual incentive award principally reflected the achievement of many of the Company's 1997 business objectives and also included the Compensation Committee's subjective evaluation of Mr. Prather's performance during 1997.

        MEMBERS OF THE MANAGEMENT COMPENSATION AND STOCK OPTION COMMITTEE
                               Gerald N. Agranoff
                                 James W. Busby
                                J. Mack Robinson

                                PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Company's Common Stock during the past five years with the average cumulative total return during the same period of the stocks which comprise the Nasdaq Stock Market (US Companies), Nasdaq Computer and Office Equipment Index and NYSETelevision Broadcasting Stations Index.

     The Nasdaq Stock Market (US Companies), the Nasdaq Computer and Office Equipment Index and the NYSE Television Broadcasting Stations Index are weighted by market capitalization. The listing below contains the companies that comprise these indices.

     The Company has selected the NYSE Television Broadcasting Stations Index as a result of its significant investment in Gray Communications Systems, Inc., and the Nasdaq Computer and Office Equipment Index, which is the industry in which the Company's wholly-owned subsidiary, Datasouth Computer Corporation, operates.

     The graph reflects the investment of $100 on December 31, 1992 in the Company's Common Stock, the Nasdaq Stock Market (US Companies), Nasdaq Computer and Office Equipment Index and NYSE Television Broadcasting Stations Index. Dividends are assumed to have been reinvested as paid in the Company's Common Stock, in the stocks in the Nasdaq Stock Market (US Companies), the Nasdaq Computer and Office Equipment Index and the NYSETelevision Broadcasting Stations Index.

           COMPARISON OF TOTAL CUMULATIVE RETURN AMONG BULL RUN CORP. NASDAQ STOCK MARKET INDEX (U.S. Companies), NASDAQ COMPUTER AND OFFICE
         EQUIPMENT INDEX AND NYSE TELEVISION BROADCASTING STATIONS INDEX

[Performance graph appears here with the following plot points]


  Value of Initial $100 Investment             12/31/92       12/31/93       12/31/94      12/31/95       12/31/96    12/31/97
  --------------------------------             --------       --------       --------      --------       --------    --------
  Nasdaq Stock Market (U.S. Companies)         $100.00        $114.80        $112.21       $158.70        $195.19     $239.53
  Nasdaq Computer and Office Equipment Index   $100.00        $ 94.90        $109.01       $175.23        $241.71     $291.66
  NYSE Television Broadcasting Stations Index  $100.00        $135.15        $165.97       $242.00        $296.94     $574.67
  Bull Run Corporation Common Stock            $100.00        $131.58        $136.84       $243.42        $178.95     $323.68



  Annual Return                                12/31/92       12/31/93       12/31/94      12/31/95       12/31/96   12/31/97
  -------------                                --------       --------       --------      --------       --------   --------
  Nasdaq Stock Market (U.S. Companies)            NA           14.80          (2.26%)       41.43%         22.99%      22.72%
  Nasdaq Computer and Office Equipment Index      NA           (5.10%)        14.87%        60.75%         37.94%      20.67%
  NYSE Television Broadcasting Stations Index     NA           35.15%         22.80%        45.81%         22.70%      93.53%
  Bull Run Corporation Common Stock               NA           31.58%          4.00%        77.89%        (26.49%)     80.88%


The NYSE Television Broadcasting Stations Index includes the following companies: CBS Inc., Capital Cities/ABC Inc., Clear Channel Communications Inc., Cox Communications Inc., Cox Radio Inc., Gaylord Entertainment Co., Gray Communications Systems Inc., Heritage Media Corp., Infinity Broadcasting Corp. and Univision Communications Inc. The Nasdaq Computer and Office Equipment Index includes companies whose SIC (Standard Industry Code) begins with 357.

Certain Relationships and Related Transactions

     The Company leases office space from Delta Life, a company of which J. Mack Robinson, a director of the Company, is Chairman of the Board and principal stockholder. The term of the lease is for 10 years beginning January 1, 1993 and requires total basic rent payments of $164,976 over the 10-year term, plus a pro rata share of expenses.

     In January 1997, the Company purchased under its previously announced Stock Repurchase Program (the "Program"), 500,000 shares of Common Stock from James W. Busby, a director of the Company, for $2.50 per share, the market price of the Common Stock on the date of the purchase. In 1995, the Company purchased under the Program 35,000 shares of Common Stock from Gerald N. Agranoff, a director of the Company, for $3.50 per share, the market price of the Common Stock on the date of the purchase.

     In connection with a bank commitment to lend up to $42.9 million to the Company, Mr. Robinson executed a put agreement in favor of the bank, for which he received no compensation. Such agreement provides that if the Company defaults on its bank loan, Mr. Robinson will repay the amount of such loan to the bank. If Mr. Robinson is obligated to pay such amount, he would have the right to any or all of the Company's collateral under such loan as would be necessary for him to recoup his obligation, with such collateral including the Company's investments in Gray Communications Systems, Inc. ("Gray") class A common stock, warrants to purchase Gray class A common stock, and Gray series A and series B preferred stocks; Host Communications, Inc. common stock; Capital Sports Properties, Inc. common stock; and, Rawlings Sporting Goods Company, Inc. ("Rawlings") common stock and warrants to purchase Rawlings common stock. Mr. Robinson will be released from the put agreement under certain conditions, which could include repayment of some or all of the debt, and/or appreciation in the value of Gray and Rawlings common stocks (which are publicly-traded securities) in order to achieve the bank's required margin of loan balance to assigned collateral value.

                 AMENDMENT TO THE 1994 LONG TERM INCENTIVE PLAN

     The Company's 1994 Long Term Incentive Plan (the "1994 Plan") was adopted by the Board of Directors in August 1994 and approved by the Company's shareholders in November 1994. The Board of Directors of the Company has adopted an amendment to the 1994 Plan, subject to the approval of shareholders, in order to increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares to an aggregate of 3,500,000 shares, subject to adjustment under certain circumstances. A summary of the material features of the 1994 Plan is set forth below:

     Types of Awards. The 1994 Plan provides for the granting of options, restricted stock awards, and stock appreciation rights ("SARs") (collectively, the "Plan Awards") to directors, employees, consultants, and advisors of the Company and its subsidiaries to purchase shares of Common Stock, The original specified number of shares of Common Stock available for issuance under the 1994 Plan is 2,500,000, which number is proposed to be increased to 3,500,000 shares of Common Stock.

     Purpose. The 1994 Plan is designed to provide a means of giving existing and potential employees, consultants, and advisors an increased opportunity to acquire a proprietary interest in the Company, thereby maintaining and strengthening their desire to remain with or join the Company.

     Administration. The 1994 Plan is administered by the Compensation Committee which consists of two or more persons appointed by the Company's Board of Directors. Subject to any general guidelines established by the Board of Directors, the Compensation Committee has full and final authority to determine the persons to whom, and the time or times at which, Plan Awards are granted, the number of shares subject to each Plan Award, the number of options which shall be treated as incentive stock options, the duration of each option, the specific restrictions applicable to restricted stock awards and other Plan Awards, and other terms and provisions of each Plan Award, provided that, in general, options to purchase no more than 750,000 shares may be granted to an individual in any year. The Compensation Committee also has the authority to accelerate the vesting of a stock option or restricted stock award. In determining persons who are to receive options, restricted stock awards, or SARs and the number of shares to be covered by each option and restricted stock award, the Compensation Committee considers, among other things, the person's position, responsibilities, service, accomplishments, and such person's present and future value to the Company.

     Stock Options. The term of options granted under the 1994 Plan is fixed by the Compensation Committee; however, such term may not exceed 10 years from the date of grant (five years in the case of incentive stock options granted to any person who owns more than 10% of the outstanding Common Stock (a "10% Shareholder")). The purchase price per share of Common Stock purchasable under any option is such price as is fixed by the Compensation Committee; provided, however, that the purchase price of shares of Common Stock issued to participants other than 10% Shareholders upon the exercise of incentive stock options may not be less than the fair market value of such shares, and in the case of a 10% Shareholder may not be less than 110% of such fair market value. The Compensation Committee may provide that options will be exercisable in full at any time or from time to time during the option term or provide for the exercise thereof in such installments at such times as the Compensation Committee determines, subject to the "Change in Control" provisions of the 1994 Plan. Options may be exercised by payment in full of the purchase price, either in cash or, in whole or in part, in Common

Stock having a fair market value on the date the option is exercised equal to the option price. The Compensation Committee has the authority to include within any option agreement a provision entitling the optionee to a further option (a "Reload Option") if the optionee exercises the option evidenced by the option agreement, in whole or in part, by surrendering other shares of Common Stock. Any such Reload Option will be for a number of shares of Common Stock equal to the number of surrendered shares, will be exercisable at a price equal to the market value of the Common Stock on the date of exercise of such original option, will become exercisable if the shares purchased by the optionee pursuant to the option agreement are held for a minimum period of time established by the Compensation Committee, and will be subject to such other terms and conditions as the Compensation Committee may determine.

     Stock Appreciation Rights. Upon exercise of an SAR, the holder thereof will be entitled to receive the excess of the fair market value (calculated as of the exercise date) of a specified number of shares over the exercise price of the SAR. The exercise price (which may not be less than the fair market value of the shares on the date of grant) and other terms of the SAR will be determined by the Compensation Committee. Payment by the Company upon exercise of an SAR may be in cash, stock, or other property, or any combination thereof, as the Compensation Committee determines. Unless otherwise determined by the Compensation Committee, any related stock option will no longer be exercisable to the extent that an SAR has been exercised, and the exercise or termination of an option will cancel the related SAR (in the case of exercise, to the extent thereof).

     Restricted Stock. Restricted stock awards may not be disposed of by the recipient until certain restrictions established by the Compensation Committee lapse. In general, recipients will not be required to provide cash consideration other than any minimum amount required by law. Recipients will have all of the rights of a shareholder of the Company with respect to restricted stock awards including the right to vote the shares and the right to receive any cash dividends, unless the Compensation Committee determines otherwise. Upon termination of employment during the restriction period, the restricted stock award will be forfeited, in whole or in part, subject to such exceptions, if any, as may be authorized by the Compensation Committee.

     Adjustments and Amendments of the 1994 Plan. Adjustments in the 1994 Plan and in outstanding options will be made to reflect stock dividends, recapitalizations, and similar events. The Board of Directors has the right to amend, suspend, or terminate the 1994 Plan at any time; provided, however, that unless first duly approved by the holders of Common Stock entitled to vote thereon, no amendment or change may be made in the 1994 Plan: (a) increasing the total number of shares that may be issued under the 1994 Plan: (b) changing the eligibility requirements; or (c) extending the period during which Plan Awards may be granted or exercised under the 1994 Plan.

     The 1994 Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The 1994 Plan is not, nor is it intended to be, qualified under Section 401 (a) of the Internal Revenue Code of 1986, as amended.

     Effective Date and Term of the 1994 Plan. The 1994 Plan became effective on August 30, 1994. No awards will be granted under the 1994 Plan after August 29, 2004, but unless otherwise expressly provided in the 1994 Plan or an award agreement, a Plan Award may extend beyond such date.

     Change in Control. The 1994 Plan provides that an option or restricted stock award will automatically be vested and immediately exercisable in full and any restrictions contained in any restricted stock award will automatically terminate upon the occurrence of any of the following events: (i) any person becomes the beneficial owner of 30 percent or more of the combined voting power of the Company's then outstanding voting securities, unless such ownership by such person has been approved by the Board of Directors; (ii) the first day on which shares of Common Stock are purchased pursuant to a tender offer or exchange offer, unless such offer is made by the Company or unless such offer has been approved or not opposed by the Board of Directors; or (iii) the shareholders of the Company have approved an agreement to merge or consolidate with or into another corporation (and the Company is not the survivor of such merger or consolidation) or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including a plan of liquidation), unless the Board of Directors has resolved that options or restricted stock awards shall not automatically vest and restrictions in restricted stock awards shall not automatically terminate.

     Non-Assignability of Plan Awards. No Plan Award may be assigned or transferred by the recipient, except by will or by the laws of descent and distribution, provided that such restriction on the transfer or assignment of a restricted stock award will expire upon the date of expiration of the related restriction period. During the lifetime of a recipient, Plan Awards may be exercised only by him or his personal representative or guardian. No Plan Award or interest therein may be pledged, attached, or otherwise encumbered other than in favor of the Company.

     Certain Federal Income Tax Consequences. The rules concerning the Federal income tax consequences with respect to stock options, SARS, and restricted stock awards granted pursuant to the 1994 Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications which may vary in individual circumstances. Therefore, the following discussion of tax consequences is designed to provide a general understanding thereof as of the date hereof.

     Incentive Stock Options. Certain options granted or to be granted under the 1994 Plan will be incentive stock options as defined in the Code, provided that such options satisfy the requirements under the Code applicable to incentive stock options. In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to the optionee or a deduction to the Company. The sale of Common Stock received pursuant to the exercise of an option which satisfies all the requirements of an incentive stock option, as well as the holding period requirement described below, will result in a Iong-term capital gain or loss to the optionee equal to the difference between the amount realized on the sale and the option price and will not result in a tax deduction to the Company. The exercise of an incentive stock option may have implications in the computation of the optionee's alternative minimum tax. To receive capital gain or loss treatment upon the disposition of Common Stock acquired through exercise of an incentive stock option, the optionee must not dispose of the Common Stock purchased pursuant to the exercise of an incentive stock option within two years after the option is granted and must hold such Common Stock for at least one year after the transfer of such Common Stock to the optionee.

     If all requirements for incentive stock option treatment other than the holding period rules are satisfied, the recognition of income by the optionee is deferred until disposition of the Common Stock, but, in general, any gain (in an amount equal to the lesser of (i) the fair market value of the Common Stock on the date of exercise minus the option price or (ii) the amount realized on the disposition minus the option price) is treated as ordinary income. Any remaining gain is treated as long-term or short-term capital gain depending on the optionee's holding period for the stock that has been sold. The Company will generally be entitled to a deduction at that time equal to the amount of ordinary income realized by the optionee.

     The 1994 Plan provides that an optionee may pay for Common Stock received upon the exercise of an option (including an incentive stock option) with other shares of Common Stock. In general, an optionee's transfer of stock acquired pursuant to the exercise of an incentive stock option to acquire other stock in connection with the exercise of an incentive stock option may result in ordinary income if the transferred stock has not met the minimum statutory holding period necessary for favorable tax treatment as an incentive stock option. For example, if an optionee exercises an incentive stock option and uses the stock so acquired to exercise another incentive stock option within the two-year or one-year holding periods discussed above, the optionee may realize ordinary income under the rules summarized above.

     In addition, (i) officers and directors of the Company subject to Section 16(b) of the Exchange Act may be subject to special rules regarding the income tax consequences concerning their incentive stock options; and (ii) any entitlement to a tax deduction on the part of the Company is subject to the applicable Federal tax rules (including, without limitation, Code Section 162(m) regarding the $1 million limitation on deductible compensation).

     Nonqualified Stock Options. An optionee will realize no taxable income upon the grant of a non-qualified stock option and, the Company will not receive a deduction at the time of such grant unless the option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a non-qualified stock option, the optionee generally will realize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price. Upon a subsequent sale of the Common Stock by the optionee, the optionee will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the Common Stock. The Company will generally be allowed a deduction equal to the amount recognized by the optionee as ordinary income.

     In addition, (i) any officers and directors of the Company subject to
Section 16(b) of the Securities Exchange Act of 1934 may be subject to special tax rules regarding the income tax consequences concerning their non-qualified stock options; and (ii) any entitlement to a tax deduction on the part of the Company is subject to the applicable tax rules (including, without limitation, Code Section 162(m) regarding the $1 million limitation on deductible compensation).

     SARS. Generally, no Federal income tax consequences are incurred by the Company or the holder at the time an SAR is granted pursuant to the 1994 Plan. However, upon the exercise of an SAR, the holder will generally realize ordinary income for Federal income tax purposes equal to the amount of cash or the value of property received by him or her. The Company generally will be entitled at such time to a deduction for Federal income tax purposes in the same amount realized as ordinary income. If a holder of an SAR receives Common Stock upon the exercise of such right and subsequently disposes of such Common Stock, any gain or loss realized upon the sale will be either long-term or short-term capital gain or loss, depending on the holder's holding period for the Common Stock that has been sold.

     In addition, any entitlement to a tax deduction on the part of the Company is subject to the applicable tax rules (including, without limitation, Code
Section 162(m) regarding the $1 million limitation on deductible compensation).

     Restricted Stock Awards. The Federal income tax consequences of a restricted stock award granted under the 1994 Plan will depend, in large measure, on the restrictions placed on the stock.

     In general, if the stock is "not transferable" and subject to a "substantial risk of forfeiture," as described above, then, unless the recipient makes an 83(b) election, he or she will recognize ordinary income equal to the fair market value of the stock in the year the stock is either transferable or not subject to a substantial risk of forfeiture over the price, if any, paid for the stock. If the recipient makes an 83(b) election, he or she will recognize ordinary income equal to the fair market value of the stock at the time of the award over the price, if any, paid for the stock. Any gain or loss on a subsequent sale of the stock will be his or her long- or short-term capital gain or loss depending on the recipient's holding period for the stock disposed. The Company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the recipient.

     In addition, (i) any cash dividends paid are generally taxable as ordinary income; (ii) officers and directors of the Company subject to Section 16(b) of the Securities Exchange Act of 1934 may be subject to special rules regarding the income tax consequences concerning their restricted shares; and (iii) any entitlement to a tax deduction on the part of the Company is subject to the applicable Federal tax rules (including, without limitation, Code Section 162(m) regarding the $1 million limitation on deductible compensation).

                     CONFIRMATION OF APPOINTMENT OF AUDITORS

     The Board of Directors of the Company recommends that the shareholders confirm the appointment of Ernst & Young LLP to audit the books and accounts of the Company for the year ending December 31, 1998.

     Representatives of Ernst & Young LLP are expected to be available at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if they so desire.

              ANNUAL MEETING INFORMATION AND SHAREHOLDER PROPOSALS

     Shareholders of the Company wishing to include proposals in the proxy material in relation to the Annual Meeting of Shareholders to be held in 1999 must submit the same in writing so as to be received at the executive office of the Company prior to December 15, 1998. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholders' proposals.








                                    By Order of the Board of Directors
                                    ROBERT S. PRATHER, JR.
                                    President

April 3, 1998

********************************************************************************
                                    APPENDIX

                              BULL RUN CORPORATION
                                      PROXY

    The undersigned appoints Robert S. Prather, Jr. and J. Mack Robinson, and either of them, with power of substitution, to represent and vote on behalf of the undersigned all of the shares of Bull Run Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the offices of the Company, 4370 Peachtree Rd., N.E., Atlanta, Georgia on May 6, 1998 at 9:00 A.M., and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of, and proxy statement relating to, the meeting (receipt whereof is hereby acknowledged).
         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR (1), (2), AND (3).

1. ELECTION OF DIRECTORS
   [  ] FOR all nominees listed below except                             [  ] WITHHOLD AUTHORITY to vote
    as marked to the contrary below                                       for all nominees listed below

   Gerald N. Agranoff, James W. Busby, Hilton H. Howell, Jr., Robert S. Prather, Jr., and J. Mack Robinson (Instruction: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below)

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE 1994 LONG TERM INCENTIVE PLAN [ ] FOR [ ]AGAINST [ ] ABSTAIN

3. PROPOSAL TO CONFIRM THE APPOINTMENT OF ERNST & YOUNG LLP as the
independent auditors of the Company [    ] FOR  [  ] AGAINST [  ] ABSTAIN

4. In their discretion upon such other matters as may properly come before the meeting.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

   Please sign exactly as your name appears on your stock certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED:       , 1998
                                          Signature

                                          Signature if held jointly

Please return in the enclosed postage paid envelope.


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.